UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2016 (May 18, 2016)

Education Realty Trust, Inc.
Education Realty Operating Partnership, LP

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
Delaware	333-199988-01	20-1352332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of the Stockholders of Education Realty Trust, Inc. (the “Company”) held on May 18, 2016 (the “Annual Meeting”), the Company’s stockholders approved each of the proposals presented which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 4, 2016. Holders of 59,227,438 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect eight directors to serve until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

Directors	Votes For	Votes Withheld	Broker Non-Votes
John V. Arabia	58,083,787	164,851	978,800
Monte J. Barrow	58,120,382	128,256	978,800
William J. Cahill, III	58,120,338	128,300	978,800
Randall L. Churchey	57,449,455	799,183	978,800
Kimberly K. Schaefer	58,175,847	72,791	978,800
Howard A. Silver	58,177,532	71,106	978,800
Thomas Trubiana	58,147,279	101,359	978,800
Wendell W. Weakley	58,182,920	65,718	978,800

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
58,867,724	353,444	6,270

Proposal 3: To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,818,913	316,602	113,123	978,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 19, 2016	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

Date: May 19, 2016	By: EDUCATION REALTY OP GP, INC., its general partner

By: /s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer